Exhibit 23.4

                          INDEPENDENT AUDITORS' CONSENT

To the Stockholders and Board of Directors
Bogen Communications International, Inc.:

We consent to the use of our report included herein dated March 17, 1998, with respect to the consolidated balance sheets of Speech Design GmbH and Subsidiaries as of December 31, 1997 and 1996, and the related statements of income and cash flows for the two years then ended.


                                                     Coopers & Lybrand

Munich, Germany
March 31, 1998